Exhibit 99.1

Cardtronics Announces Private Offering of $250 Million of Convertible Senior Notes Due 2020

Cardtronics, Inc. (NASDAQ: CATM) announced today that it intends to offer, subject to market conditions and other factors, $250 million aggregate principal amount of convertible senior notes due 2020 (the “Convertible Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to grant an option to the initial purchasers to purchase up to an additional $37.5 million aggregate principal amount of Convertible Notes. The Convertible Notes are expected to pay interest semiannually and will be convertible into cash, shares of the Company’s common stock or a combination thereof, at the Company’s election, based on a conversion rate to be determined. The Convertible Notes will mature on December 1, 2020, unless earlier repurchased or converted in accordance with their terms prior to such date. Prior to September 1, 2020, the Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.

In connection with the pricing of the Convertible Notes, the Company intends to enter into one or more privately-negotiated convertible note hedge transactions with one or more of the initial purchasers, their respective affiliates and/or other financial institutions (in this capacity, the “hedge counterparties”). The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the number of shares of common stock that will initially underlie the Convertible Notes sold in the offering. The Company also intends to enter into one or more separate, privately negotiated warrant transactions with the hedge counterparties relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments. The warrants evidenced by the warrant transactions will be settled on a net-share or net-cash basis, at the Company’s option.

The convertible note hedge transactions are intended to reduce the potential dilution with respect to the Company’s common stock and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of the Convertible Notes. The warrant transactions could have a dilutive effect with respect to the Company’s common stock to the extent that the price per share of the Company’s common stock exceeds the strike price of the warrants evidenced by the warrant transactions. The net effect of the entirety of the above-contemplated transactions is anticipated to result in a financing structure that yields a cash interest cost at a fixed rate that is substantially lower than the anticipated cash interest cost in a high yield debt instrument without a conversion feature. Additionally, upon successful completion of the above contemplated transactions, the Company expects to only issue incremental shares or cash under the Convertible Notes and warrant transactions (after giving effect to the shares and/or cash received by the Company under the convertible note hedge transactions) to the extent that the Company’s share price increases significantly above its current price and at a stock price that is significantly above the conversion rate that is inherent in the Convertible Notes.

The Company intends to use:

•	a portion of the net proceeds of the offering to fund the cost of entering into the convertible note hedge transactions (after such cost is partially offset by the proceeds that it receives from entering into the warrant transactions);

•	up to $30 million of the net proceeds of the offering to repurchase shares of the Company’s common stock concurrently with the offering;

•	approximately $156.5 million of the net proceeds of the offering to repay outstanding borrowings under the Company’s revolving credit facility; and

•	the remainder of the net proceeds of the offering for general corporate purposes, which may include capital expenditures and working capital.

If the initial purchasers exercise their option to purchase additional notes, the Company intends to use a portion of the additional net proceeds to enter into additional convertible note hedge transactions and additional warrant transactions with the hedge counterparties, which will initially cover the number of shares of the Company’s common stock that will initially underlie the additional notes sold to the initial purchasers. The remainder of additional net proceeds will be used for general corporate purposes, which may include capital expenditures and working capital.

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the convertible note hedge transactions and the warrant transactions, the hedge counterparties and/or their affiliates (i) may enter into various cash-settled over-the-counter derivative transactions with respect to the Company’s common stock concurrently with, or shortly following, the pricing of the Convertible Notes and (ii) may unwind these cash-settled over-the-counter derivative transactions and purchase shares of the Company’s common stock in open market transactions shortly following, and/or purchase shares of the Company’s common stock shortly following, the pricing of the Convertible Notes. These activities could have the effect of increasing, or preventing a decline in, the market price of the Company’s common stock concurrently with, or shortly following, the pricing of the Convertible Notes. The effect, if any, of these activities, including the direction or magnitude, on the market price of the Company’s common stock will depend on a variety of factors, including market conditions, and cannot be ascertained at this time. In addition, the Company expects that the hedge counterparties and/or their affiliates will modify their hedge positions with respect to the convertible note hedge transactions and the warrant transactions from time to time after the pricing of the Convertible Notes, and are likely to do so during any observation period, by purchasing and/or selling shares of the Company’s common stock and/or the Convertible Notes in privately-negotiated transactions and/or open market transactions or by entering into and/or unwinding various over-the-counter derivative transactions with respect to the Company’s common stock. The effect, if any, of these activities on the market price of the Company’s common stock or the trading price of the Convertible Notes will depend on a variety of factors, including market conditions, and cannot be ascertained at this time. Any of these activities could, however, adversely affect the market price of the Company’s common stock and, consequently, the value of the consideration received upon conversion of the Convertible Notes, the trading price of the Convertible Notes and/or the ability of holders of Convertible Notes to convert their Convertible Notes. In addition, any repurchases by the Company of its common stock from purchasers of the Convertible Notes could increase, or avoid a decrease in, the market price of the Company’s common stock concurrently with, or shortly after, the pricing of the Convertible Notes.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or any shares of common stock issuable upon conversion of the Convertible Notes, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The Convertible Notes and any common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are based upon Cardtronics’ current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the proposed offering of the Convertible Notes, that address activities that Cardtronics plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future capital expenditures and future financial or operating results, are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in operating risks, liquidity risks, legislative developments and other risk factors and known trends and uncertainties as described in Cardtronics’ Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 as filed with the SEC. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Cardtronics’ actual results and plans could differ materially from those expressed in the forward-looking statements. Cardtronics undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.